Exhibit 99.3

Expedia, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Information

The following unaudited pro forma condensed combined financial information and related notes present the historical financial statements of Expedia, Inc. and its subsidiaries (“Expedia”) and Orbitz Worldwide, Inc. (“Orbitz”) after giving effect to Expedia’s acquisition of Orbitz that was completed on September 17, 2015 as well as the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma financial statements.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2015 and for the year ended December 31, 2014 assume that the acquisition occurred as of January 1, 2014. The unaudited pro forma condensed combined balance sheet as of June 30, 2015 is presented as if the acquisition had occurred as of June 30, 2015.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not purport to represent what the results of operations or financial position of Expedia would actually have been had the acquisition occurred on the dates noted above, or to project the results of operations or financial position of Expedia for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. Unless otherwise indicated, the pro forma adjustments are directly attributable to the acquisition and are expected to have a continuing impact on the results of operations of Expedia. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed consolidation financial information have been made.

The accompanying unaudited pro forma condensed combined financial information should be read in conjunction with the notes thereto and Expedia’s consolidated financial statements and notes thereto included in Expedia’s Annual Report on Form 10-K as of and for the year ended December 31, 2014, Expedia’s Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2015, the historical financial statements of Orbitz as of and for the year ended December 31, 2014 included herein and the historical unaudited condensed consolidated interim financial statements of Orbitz as of and for the six months ended June 30, 2015 included herein.

EXPEDIA, INC.

PRO FORMA COMBINED BALANCE SHEETS

As of June 30, 2015

(In thousands)

(unaudited)

	Historical
	Expedia	Orbitz(1)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$3,187,129	$304,798	$(1,794,593	)(a)	$1,697,334
Restricted cash and cash equivalents	27,261	—	—		27,261
Short-term investments	195,984	—	—		195,984
Accounts receivable, net of allowance	1,123,555	161,340	(7,976	)(b)	1,276,919
Deferred income taxes	169,449	9,881	—		179,330
Income taxes receivable	73,807	1,079	—		74,886
Prepaid expenses and other current assets	213,207	33,938	—		247,145

Total current assets	4,990,392	511,036	(1,802,569)		3,698,859
Property and equipment, net	867,137	110,135	(80,859	)(c)	896,413
Long-term investments and other assets	516,883	104,997	(11,417	)(d)	610,463
Deferred income taxes	4,858	135,095	(135,095	)(e)	4,858
Intangible assets, net	1,476,039	90,906	583,633	(f)	2,150,578
Goodwill	3,976,617	351,098	1,072,756	(g)	5,400,471

TOTAL ASSETS	$11,831,926	$1,303,267	$(373,551)		$12,761,642

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable, merchant	$1,346,242	$189,457	$—		$1,535,699
Accounts payable, other	519,834	70,118	(2,214	)(h)	587,738
Deferred merchant bookings	3,214,868	362,188	(43,306	)(i)	3,533,750
Deferred revenue	57,142	11,748	(7,098	)(i)	61,792
Income taxes payable	89,492	772	—		90,264
Term loan, current	—	24,100	(24,100	)(j)	—
Accrued expenses and other current liabilities	740,650	119,251	52,380	(k)	912,281

Total current liabilities	5,968,228	777,634	(24,338)		6,721,524
Long-term debt	2,472,536	405,499	(405,499	)(j)	2,472,536
Deferred income taxes	437,959	—	137,141	(e)	575,100
Other long-term liabilities	220,545	70,148	(10,059	)(l)	280,634

Commitments and contingencies
Redeemable noncontrolling interests	557,749	—	—		557,749

Stockholders’ equity:
Common stock	20	1,126	(1,126	)(m)	20
Class B common stock	1	—	—		1
Additional paid-in capital	5,989,725	1,061,616	(1,015,669	)(n)	6,035,672
Treasury stock - Common stock, at cost	(4,039,376)	(52)	52	(m)	(4,039,376)
Retained earnings (deficit)	417,428	(1,025,449)	958,692	(o)	350,671
Accumulated other comprehensive income (loss)	(256,692)	12,745	(12,745	)(p)	(256,692)

Total stockholders’ equity	2,111,106	49,986	(70,796)		2,090,296
Non-redeemable noncontrolling interests	63,803	—	—		63,803

Total equity	2,174,909	49,986	(70,796)		2,154,099

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,831,926	$1,303,267	$(373,551)		$12,761,642

(1)	The consolidated balance sheet of Orbitz as of June 30, 2015 has been derived from the historical unaudited financial statements as of and for the six months ended June 30, 2015 with certain reclassification adjustments made by Expedia as described in Note 1, Basis of Pro Forma Presentation.

See accompanying notes to unaudited pro forma condensed combined financial information.

EXPEDIA, INC.

PRO FORMA COMBINED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2015

(In thousands, except for per share data)

(Unaudited)

	Historical
			Pro Forma		Pro Forma
	Expedia	Orbitz(2)	Adjustments		Combined
Revenue	$3,035,997	$446,956	$(9,461	)(q)	$3,473,492
Costs and expenses:					—
Cost of revenue (1)	643,000	139,236	(2,885	)(r)	779,351
Selling and marketing (1)	1,648,861	214,051	(17,893	)(s)	1,845,019
Technology and content (1)	376,971	51,884	(8,210	)(t)	420,645
General and administrative (1)	257,791	41,221	(20,182	)(u)	278,830
Amortization of intangible assets	51,922	156	40,090	(v)	92,168
Legal reserves, occupancy tax and other	8,039	4,292	(3,800	)(w)	8,531
Restructuring and related reorganization charges	10,322	—	—		10,322

Operating income (loss)	39,091	(3,884)	3,419		38,626

Other income (expense):					—
Interest income	10,238	223	—		10,461
Interest expense	(56,509)	(16,100)	6,718	(x)	(65,891)
Gain on sale of business	508,810	—	—		508,810
Other, net	88,078	(2,628)	—		85,450

Total other expense, net	550,617	(18,505)	6,718		538,830

Income before income taxes	589,708	(22,389)	10,137		577,456
Provision for income taxes	(130,311)	(2,801)	(3,548	)(y)	(136,660)

Net income (loss)	459,397	(25,190)	6,589		440,796
Net (income) loss attributable to noncontrolling interests	34,390	—	2,274	(z)	36,664

Net income (loss) attributable to common stockholders	$493,787	$(25,190)	$8,863		$477,460

Earnings per share attributable to common stockholders:
Basic	$3.85				$3.72
Diluted	3.74				3.61
Shares used in computing earnings per share:
Basic	128,229				128,229
Diluted	132,184				132,184
____________ (1) Includes stock-based compensation as follows:

Cost of revenue	$2,474	$942	$110	(r)	$3,526
Selling and marketing	13,332	2,822	323	(s)	16,477
Technology and content	12,343	2,728	314	(t)	15,385
General and administrative	42,231	924	102	(u)	43,257

(2)	The consolidated statement of operations of Orbitz for the six months ended June 30, 2015 has been derived from the historical unaudited financial statements as of and for the six months ended June 30, 2015 with certain reclassification adjustments made by Expedia as described in Note 1, Basis of Pro Forma Presentation.

See accompanying notes to unaudited pro forma condensed combined financial information.

EXPEDIA, INC.

PRO FORMA COMBINED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2014

(In thousands, except for per share data)

(Unaudited)

	Historical
	Expedia	Orbitz(2)	Pro Forma Adjustments		Pro Forma Combined
Revenue	$5,763,485	$910,420	$(9,979	)(q)	$6,663,926
Costs and expenses:					—
Cost of revenue (1)	1,179,081	196,392	(4,866	)(r)	1,370,607
Selling and marketing (1)	2,808,329	449,777	(24,580	)(s)	3,233,526
Technology and content (1)	686,154	97,814	(12,729	)(t)	771,239
General and administrative (1)	425,373	77,507	(5,392	)(u)	497,488
Amortization of intangible assets	79,615	349	128,887	(v)	208,851
Legal reserves, occupancy tax and other	41,539	531	3,800	(w)	45,870
Restructuring and related reorganization charges	25,630	—	—		25,630

Operating income	517,764	88,050	(95,099)		510,715

Other income (expense):					—
Interest income	27,288	422	—		27,710
Interest expense	(98,089)	(35,634)	12,684	(x)	(121,039)
Other, net	17,678	(8,277)	—		9,401

Total other expense, net	(53,123)	(43,489)	12,684		(83,928)

Income before income taxes	464,641	44,561	(82,415)		426,787
Provision for income taxes	(91,691)	(27,281)	28,845	(y)	(90,127)

Net income	372,950	17,280	(53,570)		336,660
Net (income) loss attributable to noncontrolling interests	25,147	—	2,398	(z)	27,545

Net income attributable to common stockholders	$398,097	$17,280	$(51,172)		$364,205

Earnings per share attributable to common stockholders:
Basic	$3.09				$2.83
Diluted	2.99				2.73
Shares used in computing earnings per share:
Basic	128,912				128,912
Diluted	133,168				133,168
____________ (1) Includes stock-based compensation as follows:

Cost of revenue	$3,921	$1,584	$583	(r)	$6,088
Selling and marketing	18,067	4,702	1,748	(s)	24,517
Technology and content	22,100	4,190	1,524	(t)	27,814
General and administrative	40,923	1,720	627	(u)	43,270

(2)	The consolidated statement of operations of Orbitz for the year ended December 31, 2014 has been derived from the historical financial statements as of and for the year ended December 31, 2014 with certain reclassification adjustments made by Expedia as described in Note 1, Basis of Pro Forma Presentation.

See accompanying notes to unaudited pro forma condensed combined financial information.

Expedia, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1.	Basis of Pro Forma Presentation

The unaudited pro forma balance sheet as of June 30, 2015 combines Expedia, Inc.’s (“Expedia”) historical condensed balance sheet derived from the unaudited condensed consolidated financial statements from its Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2015 with the historical unaudited condensed consolidated interim balance sheet of Orbitz Worldwide, Inc. (“Orbitz”) for the same period and has been prepared as if Expedia’s acquisition of Orbitz had occurred on June 30, 2015. The unaudited pro forma statements of operations for the six months ended June 30, 2015 and for the year ended December 31, 2014 were derived from the unaudited condensed consolidated financial statements from Expedia’s Quarterly Report on Form 10-Q for the six months ended June 30, 2015 and the audited consolidated financial statements from Expedia’s Annual Report on Form 10-K for the year ended December 31, 2014, respectively, with the historical consolidated statements of operations for Orbitz for the same periods and has been prepared as if Expedia’s acquisition had occurred on January 1, 2014.

Orbitz’ audited historical consolidated financial statements for the year ended December 31, 2014 and unaudited condensed consolidated financial statements for the six months ended June 30, 2015 are included in this Current Report on Form 8-K/A. These statements should be read in conjunction with such historical financial statements. The historical financial information is adjusted in the unaudited pro forma financial statements to give effect to pro forma adjustments that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the pro forma statements of operations, expected to have a continuing impact on the combined results.

Expedia has accounted for the acquisition of Orbitz under the acquisition method of accounting in accordance with the authoritative guidance on business combinations. The accounting for the acquisition of Orbitz was based on a preliminary valuation of the assets acquired and liabilities assumed and is subject to revision as more detailed analyses are completed and additional information about the fair value of assets acquired and liabilities assumed become available. The final allocation may include changes to the amount of intangible assets, goodwill, deferred taxes, accounts receivable, loyalty liabilities and other current liabilities as well as other items. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material. Additionally, the differences, if any, could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and Expedia’s future results of operation and financial position.

The unaudited pro forma financial statements are presented solely for informational purposes and are not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

The unaudited pro forma financial statements do not reflect any cost savings from future operating synergies or integration activities, or any revenue, tax, or other synergies that could result from the acquisition.

Certain reclassification adjustments have been made to conform to the current presentation. The following reclassifications have been made to Orbitz’ historical financial statements to conform to Expedia’s presentation (in thousands):

	Historical Orbitz	Reclassification
	financial statement	adjustments to conform to	Revised historical
	line items	Expedia’s presentation	Orbitz
Balance Sheet
As of June 30, 2015
Prepaid expenses	$10,806	$(10,806)	$—
Other current assets	34,092	(34,092)	—
Deferred income taxes	—	9,881	9,881
Income taxes receivable	—	1,079	1,079
Prepaid expenses and other current assets	—	33,938	33,938

Trademarks and trade names	89,762	(89,762)	—
Other intangible assets, net	1,144	(1,144)	—
Intangible assets, net	—	90,906	90,906

Restricted cash	92,544	(92,544)	—
Other non-current assets	12,453	(12,453)	—
Long-term investments and other assets	—	104,997	104,997

Accounts payable	20,237	(20,237)	—
Accrued merchant payable	504,385	(504,385)	—
Accrued expenses	165,608	(165,608)	—
Deferred income	57,334	(57,334)	—
Other current liabilities	5,970	(5,970)	—
Accounts payable, merchant	—	189,457	189,457
Accounts payable, other	—	70,118	70,118
Deferred merchant bookings		362,188	362,188
Deferred revenue	—	11,748	11,748
Income taxes payable	—	772	772
Accrued expenses and other current liabilities	—	119,251	119,251

Tax sharing liability	55,415	(55,415)	—
Other long-term liabilities	14,733	55,415	70,148

Statement of Operations
Six months ended June 30, 2015
Revenue	$459,802	$(12,846)	$446,956
Cost of revenue	136,380	2,856	139,236
Selling, general and administrative	143,211	(143,211)	—
Marketing	158,245	(158,245)	—
Depreciation and amortization	28,478	(28,478)	—
Selling and marketing	—	214,051	214,051
Technology and content	—	51,884	51,884
General and administrative	—	41,221	41,221
Amortization of intangible assets	—	156	156
Legal reserves, occupancy tax and other	—	4,292	4,292
Interest income	—	223	223
Interest expense	(15,877)	(223)	(16,100)
Other, net	—	(2,628)	(2,628)

Year ended December 31, 2014
Revenue	$932,007	$(21,587)	$910,420
Cost of revenue	179,774	16,618	196,392
Selling, general and administrative	278,202	(278,202)	—
Marketing	334,472	(334,472)	—
Depreciation and amortization	57,549	(57,549)	—
Selling and marketing	—	449,777	449,777
Technology and content	—	97,814	97,814
General and administrative	—	77,507	77,507
Amortization of intangible assets	—	349	349
Legal reserves, occupancy tax and other	—	531	531
Interest income	—	422	422
Interest expense	(35,212)	(422)	(35,634)
Other, net	(2,237)	(6,040)	(8,277)

Note 2. Purchase Consideration and Preliminary Purchase Price Allocation

On September 17, 2015, Expedia completed its acquisition of Orbitz Worldwide, Inc., including all of its brands, including Orbitz, ebookers, HotelClub, CheapTickets, Orbitz Partner Network and Orbitz for Business, for a total purchase consideration of $1.8 billion. The acquisition provides Expedia the opportunity to deliver a better customer experience to Orbitz’ loyal customer base and to further enhance the marketing and distribution capabilities Expedia offers to its global supply partners.

The purchase consideration consisted primarily of $1.4 billion in cash, or $12 per share for all shares of Orbitz common stock outstanding as of the purchase date, as well as the settlement of $432 million of pre-existing Orbitz debt at the closing of the acquisition. Purchase consideration also included $17 million for certain employee restricted stock unit awards of Orbitz, measured at fair value on the acquisition date and vested based on pre-combination service, which were replaced with Expedia restricted stock awards in conjunction with the acquisition.

The following summarizes the preliminary allocation of the purchase price for Orbitz as if the acquisition had occurred on June 30, 2015, which is the assumed acquisition date for the purposes of the pro forma balance sheet, in thousands:

Cash consideration for shares	$1,362,362
Settlement of Orbitz debt	432,231
Replacement restricted stock units attributable to pre-acquisition service	16,717
Other consideration	2,214

Total purchase consideration	$1,813,524

Cash	$304,798
Accounts receivable, net(1)	155,578
Other current assets	35,017
Long-term assets	122,856
Intangible assets with definite lives(2)	483,639
Intangible assets with indefinite lives(3)	190,900
Goodwill	1,423,854
Current liabilities	(715,769)
Other long-term liabilities	(60,089)
Deferred tax liabilities, net	(127,260)

Total	$1,813,524

(1)	Gross accounts receivable was $163 million, of which $7 million is estimated to be uncollectible.
(2)	Acquired definite-lived intangible assets primarily consist of customer relationship assets, developed technology assets and partner relationship assets with average lives ranging from less than one to ten years.
(3)	Acquired indefinite-lived intangible assets primarily consist of trade names and trademarks.

The goodwill of $1.4 billion is primarily attributable to operating synergies and is not expected to be deductible for tax purposes.

Upon completion of the fair value assessment, it is anticipated that the final purchase price allocation will differ from the preliminary assessment outlined above. Any changes to the preliminary estimates of the fair value of the assets acquired and liabilities assumed will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

Note 3. Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows (in thousands):

(a)	Cash and cash equivalents

June 30, 2015
To record cash consideration paid for shares	$(1,362,362)
To record the settlement of Orbitz debt	(432,231)

Total adjustments to Cash and cash equivalents	$(1,794,593)

(b)	Accounts receivable, net of allowance

June 30, 2015
To record preliminary fair value adjustments to acquired receivables	$(5,762)
To eliminate intercompany accounts receivable between Orbitz and a majority-owned, Expedia subsidiary	(2,214)

Total adjustments to Accounts receivable, net of allowance	$(7,976)

(c)	Property and equipment, net

June 30, 2015
To eliminate the historical net book value of Orbitz’ website development and internal use software costs for which the preliminary fair value was determined in purchase accounting and is included in intangible assets	$(86,547)
To adjust certain property and equipment to estimated fair value	5,688

Total adjustments to Property and equipment, net	$(80,859)

(d)	Long-term investments and other assets

June 30, 2015
To eliminate the unamortized debt issuance costs associated with Orbitz Term loan settled at the closing of the acquisition	$(6,784)
To record preliminary fair value adjustments to acquired assets	(4,633)

Total adjustments to Long-term investments and other assets	$(11,417)

(e)	Deferred income taxes, net

June 30, 2015
Estimated fair value adjustment to deferred tax liabilities for intangible assets	$224,807
To remove historical deferred tax assets	43,534
Estimated fair value adjustment to deferred tax liabilities for deferred revenue	19,708
Estimated fair value adjustment to deferred tax assets related to net operating losses	(15,813)

Total adjustments to Deferred income taxes, net	$272,236

(f)	Intangible assets, net

June 30, 2015
To eliminate the historical net book value of Orbitz intangible assets	$(90,906)
To record preliminary fair value of intangible assets acquired in connection with the Orbitz acquisition	674,539

Total adjustments to Intangible assets, net	$583,633

(g)	Goodwill

June 30, 2015
To eliminate the historical goodwill of Orbitz	$(351,098)
To record preliminary goodwill for the purchase consideration in excess of the fair value of net assets acquired in connection with the Orbitz acquisition	1,423,854

Total adjustments to Goodwill	$1,072,756

(h)	Accounts payable, other

To eliminate intercompany accounts payable, other between Orbitz and a majority-owned, Expedia subsidiary.

(i)	Deferred merchant bookings and deferred revenue

Preliminary fair value adjustments made to deferred merchant bookings of $43 million and deferred revenue of $7 million to reflect the acquisition date fair value of Expedia’s assumed performance obligations.

(j)	Term loan, current and non-current

To reflect the settlement of Orbitz pre-existing term loan debt at closing of the acquisition.

(k)	Accrued expenses and other current liabilities

June 30, 2015
To accrue for an estimate of Orbitz’ employee severance and benefits triggered by and directly related to the acquisition	$17,500
To accrue for estimated transaction costs not yet recognized in the historical financial statements for Orbitz or Expedia	20,027
To record preliminary fair value adjustments to assumed liabilities	14,895
To eliminate interest payable associated with Orbitz Term loan	(42)

Total adjustments to Accrued expenses and other current liabilities	$52,380

(l)	Other long-term liabilities

June 30, 2015
To eliminate the historical long-term deferred rent of Orbitz	$(11,334)
To record preliminary fair value adjustments to assumed liabilities	2,883
To eliminate the interest rate swaps associated with Orbitz Term loan	(1,608)

Total adjustments to Other long-term liabilities	$(10,059)

(m)	Common stock and Treasury stock

To eliminate $1 million of historical common stock and $52,000 of treasury stock of Orbitz.

(n)	Additional paid-in capital

June 30, 2015
To eliminate the historical additional paid-in capital of Orbitz	$(1,061,616)
To record adjustments to additional paid-in capital related to stock compensation	29,230
To record the replacement restricted stock awards attributable to pre-acquisition service	16,717

Total adjustments to Additional paid-in capital	$(1,015,669)

(o)	Retained earnings (deficit)

June 30, 2015
To eliminate the historical accumulated deficit of Orbitz	$1,025,449
To accrue for an estimate of employee severance and benefits under pre-existing contracts and plans for certain Orbitz employees	(17,500)
To record adjustments to additional paid in capital related to stock compensation	(29,230)
To accrue for estimated transaction costs not yet recognized in the historical financial statements for Orbitz or Expedia	(20,027)

Total adjustments to Retained earnings (deficit)	$958,692

(p)	Accumulated other comprehensive income (loss)

To eliminate $13 million of historical accumulated other comprehensive income of Orbitz.

(q)	Revenue

To eliminate intercompany revenue between Orbitz and a majority-owned, Expedia subsidiary.

(r)	Cost of revenue

	Six months	Year ended
	ended	December 31,
	June 30, 2015	2014
To record the net impact of eliminating the historical depreciation expense related to certain software included within the operating results of Orbitz as well as adjusting for depreciation of a step up adjustment of certain other fixed assets as part of the purchase accounting	$(2,995)	$(5,449)
To record the net increase to stock-based compensation for the difference in the historical stock-based expense recorded by Orbitz as compared to the stock-based compensation expense for the replacement awards issued by Expedia	110	583

Total adjustments to Cost of revenue	$(2,885)	$(4,866)

(s)	Selling and marketing

	Six months	Year ended
	ended	December 31,
	June 30, 2015	2014
To record the net impact of eliminating the historical depreciation expense related to certain software included within the operating results of Orbitz as well as adjusting for depreciation of a step up adjustment of certain other fixed assets as part of the purchase accounting	$(8,755)	$(16,349)
To record the net increase to stock-based compensation for the difference in the historical stock-based expense recorded by Orbitz as compared to the stock-based compensation expense for the replacement awards issued by Expedia	323	1,748
To eliminate sales and marketing expense between Orbitz and a majority-owned, Expedia subsidiary that is now considered intercompany	(9,461)	(9,979)

Total adjustments to Selling and marketing	$(17,893)	$(24,580)

(t)	Technology and content

	Six months	Year ended
	ended	December 31,
	June 30, 2015	2014
To record the net impact of eliminating the historical depreciation expense related to certain software included within the operating results of Orbitz as well as adjusting for depreciation of a step up adjustment of certain other fixed assets as part of the purchase accounting	$(8,524)	$(14,253)
To record the net increase to stock-based compensation for the difference in the historical stock-based expense recorded by Orbitz as compared to the stock-based compensation expense for the replacement awards issued by Expedia	314	1,524

Total adjustments to Technology and content	$(8,210)	$(12,729)

(u)	General and administrative

	Six months	Year ended
	ended	December 31,
	June 30, 2015	2014
To record the net impact of eliminating the historical depreciation expense related to certain software included within the operating results of Orbitz as well as adjusting for depreciation of a step up adjustment of certain other fixed assets as part of the purchase accounting	$(2,765)	$(5,869)
To record the net increase to stock-based compensation for the difference in the historical stock-based expense recorded by Orbitz as compared to the stock-based compensation expense for the replacement awards issued by Expedia	102	627
To eliminate transaction costs in connection with the acquisition of Orbitz	(17,519)	(150)

Total adjustments to General and administrative	$(20,182)	$(5,392)

(v)	Amortization of intangible assets

To eliminate $0.2 million and $0.3 million of historical amortization expense of Orbitz for the six months ended June 30, 2015 and year ended December 31, 2014 and record a preliminary estimate of $40 million and $129 million of amortization expense for the six months ended June 30, 2015 and year ended December 31, 2014 related to the acquired identifiable intangible assets calculated as if the acquisition had occurred on January 1, 2014.

(w)	Legal reserves, occupancy tax and other

To expense certain occupancy tax litigation amounts when paid by Orbitz to conform to Expedia’s accounting policy.

(x)	Interest expense

To eliminate $12 million and $24 million of historical interest expense of Orbitz for the six months ended June 30, 2015 and year ended December 31, 2014 related to the debt repaid at closing of the acquisition and record $5 million and $12 million of interest expense for the six months ended June 30, 2015 and year ended December 31, 2014 related to Expedia’s Euro 650 million of registered senior unsecured notes that were issued in June 2015 and bear interest at 2.5%. The proceeds of Expedia’s June 2015 debt issuance were used to fund a portion of the cash consideration payable in connection with our acquisition of Orbitz.

(y)	Provision for income taxes

To record the tax effect of the pro forma adjustments to increase income before income taxes using an estimated statutory tax rate of 35.0%.

(z)	Net (income) loss attributable to noncontrolling interests

To record the non-controlling interest impact of the elimination of intercompany revenue between Orbitz and a majority-owned, Expedia subsidiary.